EXHIBITS
                                   ========

                                                            Reference Number 11

DIME COMMUNITY BANCORP, INC. AND SUBSIDIARY
STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                              FOR THE THREE MONTHS              FOR THE NINE MONTHS
                                                 ENDED MARCH 31,                  ENDED MARCH 31,
                                             ---------------------              --------------------
                                              1998          1997                  1998          1997
                                             -------       -------               -------      -------
Net income                                    $3,338        $3,498                $9,063       $9,661
Weighted average common shares
   outstanding                                10,915        12,979                11,043       13,258
Basic earnings per common shares               $0.31         $0.27                 $0.82        $0.73
                                             =======       =======               =======      =======
Total weighted average common shares
   outstanding                                10,915        12,979                11,043       13,258
Unvested shares of Recognition and
   Retention Plan                                492             7                   542            2
Common stock equivalents due to dilutive
   effect of stock options                       507           241                   460            6
                                             -------       -------               -------      -------
Total weighted average common shares and
   common share equivalents utilized for
   diluted earnings per share                 11,914        13,227                12,045       13,266
                                             =======       =======               =======      =======
Diluted earnings per common share and
   common share equivalents                    $0.28         $0.26                 $0.75        $0.73
                                             =======       =======               =======      =======